EXHIBIT 23.1

   Consent of Arthur Andersen LLP (Independent Public Accountants)

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 29, 2001 included in Dole Food Company, Inc.'s Form 10-K for the year ended December 30, 2000 and to all references to our Firm included in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 Registration No. 333-61689.


/s/ ARTHUR ANDERSEN LLP

Los Angeles, California
August 1, 2001